Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-92044) of Petroleo Brasileiro S.A. – PETROBRAS (“Petrobras”) of our report dated February 13, 2004, with respect to the consolidated financial statements for the year ended December 31, 2003 of Petrobras and its subsidiaries included in this Annual Report (Form 20-F) for the year ended December 31, 2003.

/S/ ERNST & YOUNG

Auditores Independentes S/S

Rio de Janeiro, RJ – Brazil

June 30, 2004